UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2014

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On May 8, 2014, Independence Holding Company issued a news release announcing its 2014 First-Quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated May 8, 2014: Independence Holding Company Announces 2014 First-Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	May 9, 2014

INDEPENDENCE HOLDING COMPANY	CONTACT: ADAM VANDERVOORT
96 CUMMINGS POINT ROAD	(646) 509-2156
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2014 FIRST-QUARTER RESULTS

Stamford, Connecticut, May 8, 2014. Independence Holding Company (NYSE: IHC) today reported 2014 first-quarter results.

Financial Results

IHC reported net income of $.21 per diluted share, or $3,701,000, for the three months ended March 31, 2014 compared to $.26 per diluted share, or $4,701,000, for the three months ended March 31, 2013. The Company reported realized gains, net of tax, of $1,000,000 for the first three months of 2014 as compared to $2,961,000 in 2013. Revenues increased to $141,072,000 for the three months ended March 31, 2014 compared to revenues for the three months ended March 31, 2013 of $137,882,000.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are pleased that our first-quarter results of $.21 per share are significantly improved over those reported in the fourth quarter of 2013 of $.10 per share.  Our fully insured segment performed significantly better in the first quarter of 2014 than in the fourth quarter of 2013, as losses arising from the lines of major-medical business that we have exited – and which are in runoff – were significantly reduced due to lower premiums.  We expect this runoff premium to continue to decline through the third quarter of 2014 and to terminate by the end of the year.  Losses associated with the runoff are, as previously disclosed, largely attributable to the requirements of the Affordable Care Act.

Earned premium for medical stop-loss, our largest segment, grew substantially over the same quarter of last year despite the cancellation during 2013 of two independent MGU’s that were unprofitable.  We also are reporting an increase in earnings in this line in the first quarter of 2014 due to better results on our directly written business.  We attribute these positive developments to enhanced sales efforts in our direct business, focused underwriting and a general expansion of the market as new employer groups migrate to self-funding from fully insured in response to health care reform.  We expect continued growth of business written as evidenced by the 30% growth in our direct business written in the twelve months ended  April 30, 2014.

Our overall investment portfolio continues to be very highly rated (on average, AA) and has a duration of approximately six years. Our book value was $15.76 per share at March 31, 2014, an increase of 4% over the book value per share at December 31, 2013, and our total stockholders’ equity is $277 million at March 31, 2014 compared to $269 million at December 31, 2013.   Through May 1, 2014, we have repurchased 168,678 shares of IHC stock for $2.3 million at an average price of $13.35 per share, and our current intention is to continue to repurchase shares at current price levels.

With respect to medical stop-loss, we are quite pleased with our transformation into a direct writer.  For 2014 and beyond, we expect that a growing percentage (currently 85%) of our  block of stop-loss business will be written via our direct platform.  Our fully insured division has transitioned from being focused on major-medical to being principally a specialty health insurance company with controlled distribution and higher-margin lines of business.  As a result of the significant increase in the volume and quality of our stop-loss business and the improved profitability in our fully insured segment, we expect improved operating results for the remainder of the year as compared to 2013.”

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its marketing and administrative affiliates.  Standard Security Life markets medical stop-loss, group major medical, short-term medical, limited medical, group long-term and short-term disability and life, dental, vision and various supplemental products. Madison National Life sells group life and disability, group major medical, dental, individual life insurance and various supplemental products. Independence American offers pet insurance, non-subscriber occupational accident, international coverages, small-group major medical and short-term medical. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.  IHC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

INDEPENDENCE HOLDING COMPANY

FIRST QUARTER REPORT

March 31, 2014

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2014	2013
REVENUES:
Premiums earned	$123,270	$117,368
Net investment income	5,801	8,001
Fee income	9,339	6,542
Other income	1,111	1,352
Net realized investment gains	1,551	4,619
	141,072	137,882

EXPENSES:
Insurance benefits, claims and reserves	85,309	85,460
Selling, general and administrative expenses	48,135	42,880
Amortization of deferred acquisitions costs	1,282	1,440
Interest expense on debt	481	487

	135,207	130,267

Income before income taxes	5,865	7,615
Income taxes	1,860	2,575

Net income	4,005	5,040
Less: income from noncontrolling interests
in subsidiaries	(304)	(339)

NET INCOME ATTRIBUTABLE TO IHC	$3,701	$4,701

Basic income per common share	$.21	$.26

WEIGHTED AVERAGE SHARES OUTSTANDING	17,623	17,919

Diluted income per common share	$.21	$.26

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	17,763	18,040

As of May 1, 2014, there were 17,491,712 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	March 31,	December 31,
	2014	2013

ASSETS:
Investments:
Short-term investments	$50	$50
Securities purchased under agreements to resell	34,971	22,594
Trading securities	10,594	7,125
Fixed maturities, available-for-sale	535,094	542,287
Equity securities, available-for-sale	11,995	11,803
Other investments	25,344	25,123
Total investments	618,048	608,982

Cash and cash equivalents	23,081	24,229
Deferred acquisition costs	29,857	29,777
Due and unpaid premiums	62,272	59,435
Due from reinsurers	380,002	380,229
Premium and claim funds	38,262	37,353
Goodwill	50,318	50,318
Other assets	86,178	78,712

TOTAL ASSETS	$1,288,018	$1,269,035

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$236,656	$237,754
Future policy benefits	287,309	287,449
Funds on deposit	274,090	274,826
Unearned premiums	13,833	12,423
Other policyholders' funds	25,014	25,129
Due to reinsurers	39,528	37,113
Accounts payable, accruals and other liabilities	80,867	71,889
Debt	6,000	6,000
Junior subordinated debt securities	38,146	38,146

TOTAL LIABILITIES	1,001,443	990,729

STOCKHOLDERS’ EQUITY:
IHC STOCKHOLDERS' EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,524	18,524
Paid-in capital	126,335	126,239
Accumulated other comprehensive income (loss)	(4,954)	(10,472)
Treasury stock, at cost	(9,432)	(8,169)
Retained earnings	146,357	142,669

TOTAL IHC STOCKHOLDERS’ EQUITY	276,830	268,791
NONCONTROLLING INTERESTS IN SUBSIDIARIES	9,745	9,515

TOTAL EQUITY	286,575	278,306

TOTAL LIABILITIES AND EQUITY	$1,288,018	$1,269,035